UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2010

AE BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-51354	26-1407544
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California	95014
(Address of Principal Executive Offices)	(Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSAL OF ASSETS.

Merger of Renewable Technology Corporation with AE Biofuels, Inc.

On October 14, 2010, Renewable Technology Corporation (“RTC”) merged with and into AE Biofuels Technologies, Inc., a wholly owned subsidiary of AE Biofuels, Inc. (“AE Biofuels”) pursuant to the Merger and Reorganization Agreement by and among American Ethanol, Inc, a Nevada Corporation, Clifford Bradley and Bob Kearns, and Renewable Technology Corporation, a Delaware Corporation dated February 27, 2007 and the subsequent Amendment to the Agreement and Plan of Reorganization dated May 20, 2010.  Prior to the merger, RTC held as its sole asset a 49% interest in Energy Enzymes, Inc., and AE Biofuels Technologies, Inc. held the remaining 51% interest in Energy Enzymes, Inc.  As a result of the Agreement, Energy Enzymes, Inc. became a wholly owned subsidiary of AE Biofuels Technologies, Inc. in exchange for which RTC and its shareholders received 1,000,000 shares of stock in AE Biofuels.  Energy Enzymes, Inc holds the cellulosic ethanol intellectual property for AE Biofuels.

The description of the Amendment contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment to the Agreement and Plan of Reorganization between and among AE Biofuels through its wholly owned subsidiary AE Technologies, Inc. and Renewable Technology Corporation, a copy of which is filed herewith as Exhibit 10.1 and 10.2.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
10.1
Merger and Reorganization Agreement entered into the 28th day of February 2007, by and among American Ethanol, Inc., a Nevada Corporation, Clifford Bradley and Bob Kearns, and Renewable Technology Corporation, a Delaware Corporation.

10.2
Amendment to the Agreement and Plan of Reorganization entered into the 20th day of May 2010 by and among AE Biofuels, Inc., a Nevada corporation, American Ethanol, Inc., a Nevada Corporation, AE Biofuels Technologies, Inc. a Delaware corporation on one hand and Renewable Technology corporation and Clifford Bradley and Bob Kearns on the other hand.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2010
AE BIOFUELS, INC.

	By:	/s/ Todd Waltz
Todd Waltz
Chief Financial Officer

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